Exhibit 99.1
Bright Horizons Family Solutions® Reports First Quarter of 2017 Financial Results

WATERTOWN, MA, May 4, 2017 /Marketwired/ — Bright Horizons Family Solutions® Inc. (NYSE: BFAM), a leading provider of high-quality child care, early education and other services designed to help employers and families better address the challenges of work and family life, today announced financial results for the first quarter of 2017 and updated certain financial guidance for the full year 2017.

First Quarter 2017 Highlights (compared to first quarter 2016):

•	Revenue increased 10% to $422 million

•	Income from operations increased 6% to $51 million

•	Net income increased 67% to $41 million and diluted earnings per common share increased 70% to $0.68

Non-GAAP measures

•	Adjusted income from operations* increased 5% to $51 million

•	Adjusted EBITDA* increased 8% to $78 million

•	Adjusted net income* increased 19% to $37 million and diluted adjusted earnings per common share* increased 20% to $0.61

“We are pleased with the strong start to 2017, as we continue to grow while enhancing the quality of our suite of solutions that impact the lives of those we serve,” said David Lissy, Chief Executive Officer. “We are thrilled to have been named for the 17th time to FORTUNE Magazine’s list of 100 Best Companies to Work For in America.  It is a valuable recognition that demonstrates to our clients the passion, professionalism and dedication of the Bright Horizons family of people across the country. Creating a culture where women and men are proud to grow their careers while making a lasting difference in the lives of others is core to our ability to deliver on our mission and achieve excellence.”

First Quarter 2017 Results

Revenue increased $36.8 million, or 10%, in the first quarter of 2017 from the first quarter of 2016 on contributions from new and ramping full-service child care centers, average price increases of 3-4%, and expanded sales of back-up dependent care and educational advisory services.

Income from operations was $51.4 million for the first quarter of 2017 compared to $48.6 million in the same 2016 period, an increase of $2.8 million, or 6%, primarily due to an increase in gross profit, partially offset by increases in selling, general and administrative expenses. The increase in gross profit and income from operations reflects operating leverage from enrollment gains in mature and ramping centers, contributions from new child care centers, back-up dependent care and educational advisory clients that have been added since the first quarter of 2016, and strong cost management, partially offset by the costs incurred during the ramp-up of certain new lease/consortium centers opened during 2016 and 2017, investments in technology systems and personnel to support the delivery of our services and costs incurred during the integration of recently completed acquisitions. Net income was $41.4 million for the first quarter of 2017 compared to net income of $24.7 million in the same 2016 period, an increase of $16.6 million, or 67%, due to improved operating performance as well as the tax benefit of $15.1 million related to the adoption of new accounting guidance for the treatment of excess tax benefits associated with certain equity transactions which are now included in the provision for income taxes. The excess tax benefit from stock-based compensation of $1.9 million was recorded to the balance sheet in 2016 in accordance with previous guidance. Diluted earnings per common share was $0.68 for the first quarter of 2017 compared to $0.40 in the same 2016 period, or $0.43 had the same new accounting guidance applied to the 2016 period.

In the first quarter of 2017, adjusted EBITDA increased $6.0 million, or 8%, to $78.3 million, and adjusted income from operations increased $2.6 million, or 5%, to $51.4 million, from the first quarter of 2016 due primarily to the expanded gross profit.  Adjusted net income increased by $5.8 million, or 19%, to $36.9 million on the expanded income from operations and a lower effective tax rate.  Diluted adjusted earnings per common share was $0.61 compared to $0.51 in the first quarter of 2016.

As of March 31, 2017, the Company operated 1,041 early care and education centers with the capacity to serve 115,700 children and families.

*Adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per common share are non-GAAP measures.  Adjusted EBITDA represents earnings before interest, taxes, depreciation, amortization, straight line rent expense, stock-based compensation expense, expenses related to secondary offerings and debt financing transactions, and expenses associated with completed acquisitions. Adjusted income from operations represents income from operations before expenses related to the completion of secondary offerings and debt financing transactions, and expenses associated with completed acquisitions. Adjusted net income represents net income determined in accordance with GAAP, adjusted for stock-based compensation expense, amortization expense, secondary offering expenses, debt financing transaction expenses, expenses associated with completed acquisitions and the income tax provision (benefit) thereon. Diluted adjusted earnings per common share is a non-GAAP measure, calculated using adjusted net income. These non-GAAP measures are more fully described and are reconciled from the respective measures determined under GAAP, in “Presentation of Non-GAAP Measures” and the attached table “Bright Horizons Family Solutions Inc. Non-GAAP Reconciliations.”

Balance Sheet and Cash Flow

For the three months ended March 31, 2017, the Company generated approximately $106.7 million of cash flows from operations compared to $85.8 million for the same period in 2016, and invested $22.9 million in fixed assets and acquisitions compared to $13.6 million in the same 2016 period.  Net cash used in financing activities totaled $77.1 million in the three months ended March 31, 2017 compared to $43.8 million for the same 2016 period.  During the three months ended March 31, 2017, the Company's cash and cash equivalents grew $6.9 million to $21.5 million.

2017 Outlook

As described below, the Company is updating certain financial guidance. For the full year 2017, the Company currently expects:
•Revenue growth in 2017 in the range of 10-12%
•Net income growth and diluted earnings per common share growth in 2017 in the range of 35-37%
•Adjusted net income growth and diluted adjusted earnings per common share growth in 2017 in the range of 19-22%
•Diluted weighted average shares in the range of 61 million to 61.5 million shares

For a reconciliation of the non-GAAP measures to their most directly comparable GAAP measure, refer to the attached table “Bright Horizons Family Solutions Inc. Non-GAAP Reconciliations.”

Conference Call

Bright Horizons Family Solutions will host an investor conference call today at 5:00 pm ET.  Interested parties are invited to listen to the conference call by dialing 1-877-407-9039 or, for international callers, 1-201-689-8470, and asking for the Bright Horizons Family Solutions conference call, moderated by Chief Executive Officer David Lissy.  Replays of the entire call will be available through May 18, 2017 at 1-844-512-2921 or, for international callers, at 1-412-317-6671, conference ID #13656469.  The webcast of the conference call, including replays, and a copy of this press release are also available through the Investor Relations section of the Company's web site, www.brighthorizons.com.

Forward-Looking Statements

This press release includes statements that express the Company's opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” The Company's actual results may vary significantly from the results anticipated in these forward-looking statements, which can generally be identified by the use of forward-looking terminology, including the terms “believes,” “expects,” “may,” “will,” “should,” “seeks,” “projects,” “approximately,” “intends,” “plans,” “estimates” or “anticipates,” or, in each case, their negatives or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They include statements regarding the Company's intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies, our service offerings, future impact of excess tax benefits, and our 2017 financial guidance. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. The Company believes that these risks and uncertainties include, but are not limited to, changes in the demand for child care and other dependent care services, including variation in enrollment trends and lower than expected demand from employer sponsor clients; the possibility that acquisitions may disrupt our operations and expose us to additional risk; our ability to pass on our increased costs; our indebtedness and the terms of such indebtedness; our ability to withstand seasonal fluctuations in the demand for our services; our ability to implement our growth strategies successfully; and other risks and uncertainties more fully described in the “Risk Factors” section of our Annual Report on Form 10-K filed March 1, 2017, and other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the time of this release and we do not undertake to publicly update or revise them, whether as a result of new information, future events or otherwise, except as required by law.

Presentation of Non-GAAP Measures

In addition to the results provided in accordance with U.S. generally accepted accounting principles (“GAAP”) throughout this press release, the Company has provided non-GAAP measurements - adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per common share - which present operating results on a basis adjusted for certain items.  The Company uses these non-GAAP measures as key performance indicators for the purpose of evaluating performance internally, and in connection with determining incentive compensation for Company management, including executive officers.  Adjusted EBITDA is also used in connection with the determination of certain ratio requirements under our credit agreement. We also believe these non-GAAP measures provide investors with useful information with respect to our historical operations. These non-GAAP measures are not intended to replace, and should not be considered superior to, the presentation of our financial results in accordance with GAAP. The use of the terms adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per common share may differ from similar measures reported by other companies and may not be comparable to other similarly titled measures.  Adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per common share are reconciled from the respective measures under GAAP in the attached table “Bright Horizons Family Solutions Inc. Non-GAAP Reconciliations.”

Guidance for non-GAAP financial measures excludes stock-based compensation, amortization of intangible assets, expenses related to the completion of secondary offerings and debt financing transactions, and expenses associated with completed acquisitions as well as tax effects associated with these items. The adjustments to net income and diluted earnings per common share in future periods are generally expected to be similar to the types of charges and costs excluded from adjusted net income and adjusted diluted earnings per common share in prior quarters. The exclusion of these charges and costs in future periods will have an impact on the Company’s adjusted net income and adjusted diluted earnings per common share.

About Bright Horizons Family Solutions® Inc.

Bright Horizons Family Solutions® is a leading provider of high-quality child care, early education and other services designed to help employers and families better address the challenges of work and family life. The Company provides center-based full service child care, back-up dependent care and educational advisory services to more than 1,100 clients across the United States, the United Kingdom, Ireland, the Netherlands, Canada and India, including 150 FORTUNE 500 companies and more than 80 of Working Mother magazine's 2016 “100 Best Companies for Working Mothers.”  Bright Horizons has been recognized 17 times as one of FORTUNE magazine's “100 Best Companies to Work For” and is one of the UK's Best Workplaces as designated by the Great Place to Work® Institute. Bright Horizons is headquartered in Watertown, MA. The Company's web site is located at www.brighthorizons.com.

Contacts:

Investors:
Elizabeth Boland
CFO - Bright Horizons
eboland@brighthorizons.com
617-673-8125

Kevin Doherty
MD - Solebury Communications Group
kdoherty@soleburyir.com
203-428-3233

Media:
Ilene Serpa
VP - Communications - Bright Horizons
iserpa@brighthorizons.com
617-673-8044

BRIGHT HORIZONS FAMILY SOLUTIONS INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (In thousands, except share data) (Unaudited)

	Three Months Ended March 31,
	2017	%	2016	%
Revenue	$422,164	100.0%	$385,322	100.0%
Cost of services	317,230	75.1%	289,546	75.1%
Gross profit	104,934	24.9%	95,776	24.9%
Selling, general and administrative expenses	46,146	10.9%	40,031	10.4%
Amortization of intangible assets	7,384	1.7%	7,148	1.9%
Income from operations	51,404	12.3%	48,597	12.6%
Interest expense—net	(10,774)	(2.6)%	(10,684)	(2.8)%
Income before income taxes	40,630	9.7%	37,913	9.8%
Income tax benefit (expense)	744	0.2%	(13,186)	(3.4)%
Net income	$41,374	9.9%	$24,727	6.4%

Earnings per common share:
Common stock—basic	$0.69		$0.41
Common stock—diluted	$0.68		$0.40
Weighted average number of common shares outstanding:
Common stock—basic	59,255,105		59,832,168
Common stock—diluted	60,903,277		61,300,409

BRIGHT HORIZONS FAMILY SOLUTIONS INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	March 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$21,494	$14,633
Accounts receivable—net	98,104	97,212
Other current assets	46,867	42,554
Total current assets	166,465	154,399
Fixed assets—net	537,076	529,432
Goodwill	1,273,674	1,267,705
Other intangibles—net	367,743	374,566
Other assets	31,500	32,915
Total assets	$2,376,458	$2,359,017
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$10,750	$10,750
Borrowings on revolving line of credit	14,900	76,000
Accounts payable and accrued expenses	135,312	125,400
Deferred revenue and other current liabilities	195,150	175,430
Total current liabilities	356,112	387,580
Long-term debt—net	1,051,761	1,054,009
Deferred income taxes	114,777	111,711
Other long-term liabilities	127,757	117,850
Total liabilities	1,650,407	1,671,150
Total stockholders’ equity	726,051	687,867
Total liabilities and stockholders’ equity	$2,376,458	$2,359,017

BRIGHT HORIZONS FAMILY SOLUTIONS INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited)

	Three Months Ended March 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$41,374	$24,727
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,414	20,525
Stock-based compensation	2,377	2,597
Deferred income taxes	2,785	(1,766)
Other non-cash adjustments, net	2,242	1,051
Changes in assets and liabilities:
Accounts receivable	(847)	12,905
Prepaid expenses and other current assets	(4,057)	8,601
Accounts payable and accrued expenses	8,735	5,238
Other, net	30,650	11,919
Net cash provided by operating activities	106,673	85,797
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of fixed assets, net	(19,894)	(10,637)
Payments and settlements for acquisitions, net of cash acquired	(2,979)	(2,933)
Net cash used in investing activities	(22,873)	(13,570)
CASH FLOWS FROM FINANCING ACTIVITIES:
Line of credit, net	(61,100)	(24,000)
Principal payments of long-term debt	(2,688)	(2,388)
Payments for debt issuance costs	—	(1,002)
Purchase of treasury stock	(6,470)	(23,385)
Taxes paid related to the net share settlement of stock options and restricted stock	(23,272)	—
Proceeds from issuance of common stock upon exercise of options	12,171	1,682
Proceeds from issuance of restricted stock	4,305	3,351
Tax benefits from stock-based compensation	—	1,920
Net cash used in financing activities	(77,054)	(43,822)
Effect of exchange rates on cash and cash equivalents	115	208
Net increase in cash and cash equivalents	6,861	28,613
Cash and cash equivalents—beginning of period	14,633	11,539
Cash and cash equivalents—end of period	$21,494	$40,152

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Full service center-based care	Back-up dependent care	Other educational advisory services	Total
Three months ended March 31, 2017
Revenue	$358,759	$50,408	$12,997	$422,164
Amortization of intangible assets	6,818	384	182	7,384
Income from operations	35,425	13,661	2,318	51,404
Adjusted income from operations	35,425	13,661	2,318	51,404

Three months ended March 31, 2016
Revenue	$328,827	$45,131	$11,364	$385,322
Amortization of intangible assets	6,823	181	144	7,148
Income from operations	32,891	13,206	2,500	48,597
Adjusted income from operations (1)	33,097	13,206	2,500	48,803

(1)	Adjusted income from operations represents income from operations excluding expenses incurred in connection with the January 2016 amendment to the Credit Agreement and completed acquisitions.

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
NON-GAAP RECONCILIATIONS
(In thousands, except share data)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Net income	$41,374	$24,727
Interest expense, net	10,774	10,684
Income tax (benefit) expense	(744)	13,186
Depreciation	16,030	13,377
Amortization of intangible assets (a)	7,384	7,148
EBITDA	74,818	69,122
Additional Adjustments:
Deferred rent (b)	1,153	425
Stock-based compensation expense (c)	2,377	2,597
Expenses related to the Credit Agreement amendment and completed acquisitions (d)	—	206
Total adjustments	3,530	3,228
Adjusted EBITDA	$78,348	$72,350

Income from operations	$51,404	$48,597
Expenses related to the Credit Agreement amendment and completed acquisitions (d)	—	206
Adjusted income from operations	$51,404	$48,803

Net income	$41,374	$24,727
Income tax (benefit) expense	(744)	13,186
Income before tax	40,630	37,913
Stock-based compensation expense (c)	2,377	2,597
Amortization of intangible assets (a)	7,384	7,148
Expenses related to the Credit Agreement amendment and completed acquisitions (d)	—	206
Adjusted income before tax	50,391	47,864
Adjusted income tax expense (e)	(13,487)	(16,752)
Adjusted net income	$36,904	$31,112
Weighted average number of common shares—diluted	60,903,277	61,300,409
Diluted adjusted earnings per common share	$0.61	$0.51

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
NON-GAAP RECONCILIATIONS
(In thousands, except share data)
(Unaudited)

	Forward Guidance (h)
	Three Months Ended June 30, 2017		Year Ended December 31, 2017
	Low	High	Low	High
Net income	$30,800	$31,500	$128,000	$130,000
Income tax expense (f)	14,900	15,300	40,800	41,200
Income before tax	45,700	46,800	168,800	171,200
Adjustments:
Stock-based compensation expense (c)	3,200	3,400	12,000	12,600
Amortization of intangible assets (a)	8,300	8,500	32,300	33,000
Expenses related to the Credit Agreement amendment (d)	2,000	2,000	2,000	2,000
Adjusted income tax expense (g)	(16,000)	(16,400)	(58,000)	(59,000)
Adjusted net income	$43,200	$44,300	$157,100	$159,800

Diluted earnings per common share	$0.50	$0.52	$2.09	$2.12
Income tax expense (f)	0.24	0.25	0.67	0.67
Income before tax	0.74	0.77	2.76	2.79
Adjustments:
Stock-based compensation expense (c)	0.05	0.05	0.20	0.21
Amortization of intangible assets (a)	0.14	0.14	0.53	0.54
Expenses related to the Credit Agreement amendment (d)	0.03	0.03	0.03	0.03
Adjusted income tax expense (g)	(0.26)	(0.27)	(0.95)	(0.96)
Diluted adjusted earnings per common share	$0.70	$0.72	$2.57	$2.61

(a)
Represents amortization of intangible assets, including approximately $4.6 million and $4.5 million for the three months ended March 31, 2017 and 2016, respectively, associated with intangible assets recorded in connection with our going private transaction in May 2008.

(b)	Represents rent in excess of cash paid for rent, recognized on a straight line basis over the life of the lease in accordance with Accounting Standards Codification Topic 840, Leases.

(c)	Represents non-cash stock-based compensation expense.

(d)	Represents costs incurred in connection with the January 2016 and May 2017 amendments to the Credit Agreement, and completed acquisitions for the 2016 period.

(e)
Represents income tax expense calculated on adjusted income before tax at a tax rate of approximately 27% and 35% in the quarters ended March 31, 2017 and 2016, respectively. The tax rate for 2017 represents an effective tax rate of approximately 35% applied to the expected adjusted income before tax for the full year, less the effect of the known excess tax benefit of $15.1 million associated with stock option exercises and vesting of restricted stock which was recorded in the quarter ended March 31, 2017, as well as an estimate of additional excess tax benefits related to such equity transactions for the remainder of 2017, which the Company estimates in the range of $1.0 million to $1.5 million per quarter or a total of $3.0 million to $4.5 million for the remainder of the year. However, the timing, volume and tax benefits associated with such future equity activity will affect these estimates and the estimated effective tax rate for the year.

(f)
Represents estimated income tax expense using the effective tax rate of approximately 33% for the quarter ended June 30, 2017 and 24% for the year ended December 31, 2017, based on projected consolidated income before tax and including the impact of the realized excess tax benefit of $15.1 million through March 31, 2017, as well as an estimate of additional excess tax benefits related to such equity transactions for the remainder of 2017, which the Company estimates in the range of $1.0 million to $1.5 million per quarter or a total of $3.0 million to $4.5 million for the remainder of the year.

(g)	Represents estimated tax on adjusted income before tax using the effective tax rate of approximately 27%.

(h)	Forward guidance amounts are estimated based on a number of assumptions and actual results could differ materially from the estimates provided herein.